As filed with the Securities and Exchange Commission on September 19, 1997.
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               ANGEION CORPORATION
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                       41-1579150
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                                  -------------

                         3650 ANNAPOLIS LANE, SUITE 170
                        MINNEAPOLIS, MINNESOTA 55447-5434
                                 (612) 550-9388
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------

             DAVID L. CHRISTOFFERSON, 3650 ANNAPOLIS LANE, SUITE 170
                        MINNEAPOLIS, MINNESOTA 55447-5434
                                 (612) 550-9388
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                   Copies to:
                             Thomas C. Thomas, Esq.
                          Oppenheimer Wolff & Donnelly
                                 3400 Plaza VII
                             45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000

                                 ---------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE
------------------------------------ ----------------------- ----------------------- ------------------------- -------------------
                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
     TITLE OF EACH CLASS OF              AMOUNT TO BE           OFFERING PRICE         AGGREGATE OFFERING         REGISTRATION
   SECURITIES TO BE REGISTERED           REGISTERED(1)              PER UNIT                  PRICE                    FEE
------------------------------------ ----------------------- ----------------------- ------------------------- -------------------
Common Stock, $.01 par value (3)....     100,000 Shares           $4.9375 (2)              $493,750 (2)              $149.62
------------------------------------ ----------------------- ----------------------- ------------------------- -------------------

(1) The amount to be registered hereunder consists of 100,000 shares of Common Stock to be sold by a certain selling shareholder.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the registrant's Common Stock on September 16, 1997, as reported by the Nasdaq National Market.

(3) Each share of Common Stock includes a right to purchase, under certain circumstances, a fractional share of the registrant's Series B Junior Preferred Stock, $.01 par value.

                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                 100,000 SHARES
                               ANGEION CORPORATION
                                  COMMON STOCK
                             -----------------------

         This Prospectus relates to 100,000 shares of Common Stock, par value $0.01 per share (the "Common Stock), of Angeion Corporation (the "Company"), that may be offered for sale for the account of a certain shareholder of the Company as stated herein under the heading "Selling Shareholder." The shares being offered by the Selling Shareholder hereunder include 100,000 currently outstanding shares of Common Stock issued to the Selling Shareholder in a private transaction pursuant to a Common Stock Investment Agreement dated as of September 2, 1997 between the Company and the Selling Shareholder (the "Investment Agreement"). No period of time has been fixed within which the shares covered by this Prospectus may be offered or sold.

         The Selling Shareholder has advised the Company that sales of the shares offered hereunder by it, or by its pledgees, donees, transferees or other successors in interest, may be made from time to time in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of Common Stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). To the extent required, one or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act to describe any material arrangements for the sales of the shares offered hereunder when such arrangements are entered into by the Selling Shareholder and any other broker-dealers that participate in the sale of the shares. In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Shareholder and any broker-dealers or other persons acting on its behalf in connection with the sale of Common Stock hereunder may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions received by the Selling Shareholder and any profit realized by it on the resale of Common Stock as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and the Selling Shareholder.

         The Company will not receive any part of the proceeds of any sales of shares pursuant to this Prospectus. Pursuant to the terms of the Investment Agreement, the Company will pay all the expenses of registering the shares, except for selling expenses incurred by the Selling Shareholder in connection with this offering, including any fees and commissions payable to broker-dealers or other persons, which will be borne by the Selling Shareholder. In addition, the Investment Agreement provides for certain other usual and customary terms, including indemnification by the Company of the Selling Shareholder against certain liabilities arising under the Securities Act.

         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

         The Company's Common Stock is traded on the Nasdaq National Market under the symbol "ANGN" On September 16, 1997, the last sale price of the Common Stock on the Nasdaq National Market was $5.00 per share.

                             -----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

              THE DATE OF THIS PROSPECTUS IS ______________, 1997.

         No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act. This Prospectus does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. Copies of the Registration Statement and the exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to the Registration Statement and its exhibits.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 0-17019) are incorporated by reference in this Prospectus: (1) the Company's Annual Report on Form 10-K for the year ended July 31, 1996; (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1996, January 31, 1997 and April 30, 1997; (3) the Company's Current Report on Form 8-K, as of April 3, 1997; (4) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since July 31, 1996; (5) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description; and (6) the description of the Company's Series B Junior Preferred Stock and rights to purchase Series B Junior Preferred Stock contained in its Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which are incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Angeion Corporation, 3650 Annapolis Lane, Suite 170, Minneapolis, Minnesota 55447,
Attention: David L. Christofferson; telephone (612) 550-9388.

                                   THE COMPANY

         THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF FACTORS, INCLUDING THOSE DESCRIBED UNDER THE CAPTION "RISK FACTORS."

         Angeion Corporation designs, develops and manufactures products that treat irregular heartbeats (arrhythmias). The Company is developing the SENTINEL(TM) series of implantable cardioverter defibrillators ("ICDs"), which it believes are among the smallest and most technologically advanced ICDs in clinical studies or market approved today. ICDs are designed to treat abnormally rapid heartbeats in the ventricular (or lower) chambers of the heart, a condition known as ventricular tachycardia ("VT"), and a severe form of VT known as ventricular fibrillation ("VF"), which if not terminated will lead to sudden cardiac death ("SCD"). ICDs are electronic devices that are implanted within the body and are connected to the heart with defibrillator leads. These devices monitor the patient's heartbeat and, in the event of VT or VF, deliver an electrical shock to return the heartbeat to normal rhythm.

         The Company is also developing a radio frequency ("RF") catheter ablation system that it believes offers a potential cure for certain forms of atrial arrhythmias (rapid heartbeats originating in the upper chambers of the heart) and a laser catheter ablation system that it believes offers a potential cure for certain forms of VT.

         The Company was incorporated in Minnesota in May 1986. The Company's principal executive offices are located at 3650 Annapolis Lane, Suite 170, Minneapolis, Minnesota 55447-5434, and its telephone number at that location is
(612) 550-9388.

                                  RISK FACTORS

         The following risk factors relating to the Company should be considered in evaluating an investment in the Common Stock.

CONTINUING OPERATING LOSSES; PROFITABILITY UNCERTAIN; FLUCTUATIONS IN OPERATING RESULTS

         The Company has incurred net operating losses from continuing operations in each year since its inception in 1986, due primarily to costs incurred in the research and development of the Company's products, and the Company expects to incur additional operating losses over the next several years as the Company continues to fund research and development (including clinical trials) relating to its ICDs and catheter ablation systems. The Company has had no significant revenue since the sale of its Angeion Medical Products division ("AMP") in September 1992. The Company expects to incur additional operating losses over the next several years as the Company continues to fund research and development (including clinical trials) relating to its ICDs and catheter ablation systems and invests in building its manufacturing and marketing capabilities. The Company's ability to achieve profitability is dependent in part on obtaining regulatory approvals for its products and developing the capacity to manufacture and sell its products successfully. There can be no assurance that the Company will obtain the required regulatory approvals on a timely basis, if at all; successfully develop, commercialize, manufacture and market its products; or achieve profitability. In addition, the Company's results of operations may fluctuate significantly from quarter to quarter depending upon a number of factors, including the availability of third party reimbursement, the timing of regulatory approvals, progress of product development and clinical trials, the extent to which the Company's products gain market acceptance, marketing and manufacturing costs and competition.

COMPETITION

         Competition in the ICD market is intense. Although the Company's ICDs will also compete with alternative treatments for VT such as drug therapy, open heart surgery and cardiac ablation, the Company believes that ICD manufacturers constitute its primary competition. Three companies (Medtronic, Inc.), Cardiac Pacemakers, Inc. ("CPI"), a division of Guidant Corporation, and Pacesetter, Inc., a wholly owned subsidiary of St. Jude Medical, Inc. ("Pacesetter") currently have PMA-approved products in the ICD market and control virtually all of that market today.

         Any product developed by the Company that gains regulatory approval will have to compete for market acceptance and market share. The timing of market introduction of competitive products could adversely affect the competitiveness of the Company's products. Accordingly, the relative speed with which the Company can develop products, complete clinical testing and the regulatory approval process and supply commercial quantities of the product to the market are expected to be important competitive factors. The Company expects that competition will also be based on device size and weight, longevity, ease of programmability, ability to provide diagnostic capability, product reliability, physician familiarity with the device, patent protection, sales and marketing capability, third-party reimbursement policies, reputation and price. There can be no assurance that FDA approval will be obtained for the Company's ICDs, that competitors will not introduce new products with similar features or that the market will accept the Sentinel series. Most of the Company's competitors in the ICD market, however, have greater financial, manufacturing, marketing, distribution and technical resources and greater name recognition than the Company.

         Although catheter ablation offers a potential cure, rather than a treatment, of VT, catheter ablation technologies must nonetheless compete with drug therapy, open heart surgery and ICDs. A number of companies, certain of which have significantly greater resources than the Company, have developed RF catheter ablation devices to treat SVT. There can be no assurance that competitors of the Company will not be able to develop and introduce cardiac ablation systems more quickly than the Company or systems that may be more effective in treating SVT and VT than the Company's cardiac ablation systems. In addition, there can be no assurance that the Company's catheter ablation systems will receive FDA approval or, if approved, that the market will accept such systems. In addition, catheter ablation technologies also compete with drug therapy. While historically drug therapy has had limited effectiveness and caused adverse side effects, new drugs under development may offer improved treatment outcomes.

IMPORTANCE OF INTELLECTUAL PROPERTY PROTECTION

         Patents and trademarks are critical in the medical device industry. Although the Company has a number of U.S. and foreign patents and patent applications, and also owns certain registered trademarks or has applied for other trademarks in the U.S. and certain foreign countries, there can be no assurance, however, that patents and trademarks will be granted in the future, or that any patents and trademarks that the Company now holds or may be granted or under which it has been granted licenses will be valid or otherwise be of value to the Company. Even if the Company's patents and trademarks are valid, others may be able to introduce non-infringing products that are competitive with those of the Company.

         Regardless of the Company's efforts to evaluate the potential infringement of any proprietary rights of third parties, however, there can be no assurance that such infringements do not exist or may not arise in the future. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry, particularly in the ICD market. Litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to enforce patents issued to or licensed by the Company, to protect trade secrets or know-how owned by the Company or to defend the Company against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Adverse determinations in litigation could subject the Company to significant liabilities to third parties or could require the Company to seek licenses from third parties.

         Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and there can be no assurance that necessary licenses would be available to the Company on satisfactory terms or at all. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing and selling its products, which would have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company also relies on trade secrets and proprietary know-how, which it seeks to protect, in part, through confidentiality agreements with employees, consultants and other parties. There can be no assurance, however, that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to or independently developed by competitors.

LACK OF PMA APPROVAL; LIMITED INITIAL REVENUES; COMPLIANCE WITH GOVERNMENT REGULATIONS

         The medical products the Company intends to market are subject to regulations in the U.S. by the FDA. The process of complying with such regulations with respect to new products can be costly and time-consuming. The first stage of obtaining formal FDA pre-market approval is submission of an application to an Investigational Device Exemption ("IDE"). To obtain an IDE, approval of the investigational plan for the applicable system is required from the institutional review board within each participating medical institution as well as from the FDA.

         The Company's ICD products and its catheter ablation systems are also subject to a lengthy and expensive pre-market approval process with the FDA. Such process requires the Company to conduct lengthy human clinical trials with respect to its products. The data collected in clinical trials (both in and outside the U.S.) are used to prepare the Pre-Market Approval ("PMA") applications for such products. If such PMA applications are accepted for filing by the FDA, they will be reviewed further by the FDA and subsequently by the FDA Circulatory System Devices Panel. After considering the panel's recommendation, the FDA will determine whether to approve such PMA applications. Approval of the Company's applications for PMAs for the Sentinel series and its catheter ablation systems will depend on a wide variety of factors, many of which are outside the Company's control. Approval will also require an inspection by the FDA to determine whether the Company's operations conform with the FDA's current Good Manufacturing Practices. There can be no assurance that the Company will be successful in obtaining a PMA for its products, in a timely manner, or at all. Delays in obtaining marketing approvals and clearances in the U.S. could have significant adverse consequences on the Company and its operations. The Company is also subject to certain FDA regulations governing manufacturing practices, packaging and labeling, and failure to comply with these requirements could have a material adverse effect on the Company.

         Until the Company receives PMA approval, the Company will be subject to FDA-imposed limitations on the number of ICD implants and catheter ablation procedures that may be performed as well as the number and location of clinical sites at which implants and procedures may be performed. As the Company approaches these limitations, it would be required to apply to the FDA for approval of additional implants and procedures, but there can be no assurance that such approval will be received on a timely basis, if at all. The Company would be unable to sell additional ICDs systems or conduct additional catheter ablation procedures in the U.S. should it reach the limits authorized by the FDA. The timing of both the IDE and PMA review processes is unpredictable and uncertain, and the failure to obtain the necessary approvals on a timely basis would have a material adverse effect on the Company.

         The Company's products are also subject to regulation by agencies comparable to the FDA in foreign countries. Although the Company has obtained a CE Mark for the Sentinel 2000 that allows the Company to commence marketing of the Sentinel 2000 in countries that are members of the EU and the European Free Trade Association, subject to limited regulations in certain countries, there can be no assurance that the Company will be successful in obtaining CE Mark approval for any other products on a timely basis or at all, which could have a material adverse effect on the Company.

NEED FOR MARKET ACCEPTANCE

         Market acceptance of the Company's products will depend, in part, on the therapeutic capabilities and operating features of its products as compared to competing products, the Company's ability to convince the medical community of the clinical efficacy of its products and its ability to gain market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations. Although the markets for the Company's products are expected to grow, there can be no assurance that the Company will participate in such growth.

DEPENDENCE ON SENIOR MANAGEMENT AND OTHER KEY PERSONNEL

         The Company's success depends largely on its senior management and other key personnel. Competition for personnel with significant experience in the medical device industry is intense. Accordingly, the loss of the services of such individuals or the inability to hire additional key individuals as required could have a material adverse effect on the Company, including its current and future product development efforts. The Company has purchased $2.0 million key-person life insurance policy on its Chairman, President and Chief Executive Officer.

UNCERTAINTY OF THIRD PARTY REIMBURSEMENT AND HEALTH CARE REFORM

         The Company's ability to market its products successfully in the U.S. will depend in part on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities (such as the Health Care Financing Administration ("HCFA"), which determines Medicare reimbursement levels), private health insurers, health maintenance organizations and other third-party payors. Payors are increasingly challenging the need for and prices of medical products and services. Payors may deny reimbursement for procedures that they deem experimental or for devices that are used other than for FDA-approved indications. Currently, HCFA does not allow Medicare reimbursement for certain kinds of products and related procedures that have not received PMA approval and for which underlying questions of safety and effectiveness have not been resolved, and certain private third-party payors have also begun denying such reimbursement. Although the Company's products are currently being reimbursed by HCFA and third-party payors, there can be no assurance that HCFA and the third-party payors will continue to reimburse such products in the future. Even if some products are approved for reimbursement, some payors may deny coverage until the procedure becomes generally accepted by the medical profession. The inability of hospitals and other providers to obtain reimbursement from third-party payors for the Company's products and related procedures would have a material adverse effect on the Company.

         The Company expects that there will be continued pressure on cost-containment throughout the U.S. health care system. Reforms may include mandated basic health care benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups and fundamental changes to the health care delivery system. The Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment methodologies and public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on the Company.

NEED FOR ADDITIONAL FINANCING

         The Company may need additional financing depending on a number of factors, including (i) progress with clinical trials; (ii) time and costs involved in obtaining regulatory approvals; (iii) costs involved in filing, prosecuting and enforcing patents or defending against patent infringement claims; (iv) competing technological and market developments; (v) costs of manufacturing and marketing scale-up; and (vi) acquisitions of products and technologies. To the extent that additional financing is needed, however, there can be no assurance that such additional financing would be available on acceptable terms or at all, and the failure to obtain any such additional financing would have a material adverse effect on the Company.

DEPENDENCE ON THIRD PARTY VENDORS

         The Company relies on third party vendors for certain of the components used in the Company's products and for certain contract manufacturing services. A number of key components, such as capacitors, batteries, integrated circuits and lead systems, are purchased from sole source suppliers. For certain components and manufacturing services, there are relatively few alternative sources of supply, and establishing additional or replacement suppliers for such components or services cannot be accomplished quickly. In addition, each supplier and each component must be qualified with the FDA, and the time required for such qualification may be lengthy. Although the Company tries to maintain sufficient quantities of inventory of such components to minimize production delays or interruptions, there can be no assurance that the Company will find suitable alternatives at reasonable prices, if at all, or that any such alternatives will remain available to the Company. The Company's inability to obtain acceptable components in a timely manner or find and maintain suitable replacement suppliers of components or manufacturing services would have a material adverse effect on the Company, including its ability to manufacture its products.

LIMITED MANUFACTURING AND MARKETING EXPERIENCE

         To date, the Company's products have been manufactured in limited quantities for clinical testing purposes and European market sales and have not been manufactured on a commercial scale. As a result, there can be no assurance that the Company will not encounter difficulties in scaling up its manufacturing capabilities, including problems involving production yields, quality control, component supply and shortages of qualified manufacturing personnel. Any significant manufacturing difficulties could have a material adverse effect on the Company.

         Management of the Company has limited experience in marketing the Company's ICD and catheter ablation products, sales of which to date have consisted of limited quantities for use in clinical trials and European market sales. There can be no assurance that the Company will be able to recruit and retain the necessary sales managers, direct salespersons or distributors needed or that the Company's efforts to scale up its marketing capabilities will be successful.

POSSIBLE OBSOLESCENCE DUE TO TECHNOLOGICAL CHANGE

         The medical device industry is subject to rapid technological innovation and, consequently, the life cycle of a particular product tends to be relatively short. The life cycle of ICDs has been reduced significantly within the last two years. The Company is engaged in a field characterized by extensive research and development efforts. There can be no assurance that alternative treatments or other discoveries and developments with respect to ICDs or catheter ablation systems will not render the Company's products obsolete. The greater financial and other resources of many of the Company's competitors may permit such competitors to respond more rapidly than the Company to technological advances.

POTENTIAL INSUFFICIENCY OF PRODUCT LIABILITY INSURANCE

         The testing, manufacturing, marketing and sale of medical devices involves risk of liability claims and product recalls. As a result, the Company currently carries product liability insurance covering its products with policy limits of $25.0 million per occurrence and $25.0 million in the aggregate. It cannot be predicted, however, whether such insurance is sufficient, or if not, whether the Company will be able to obtain such insurance as is sufficient, to cover the risks associated with the Company's business or whether such insurance will be available at premiums that are commercially reasonable. Lack of sufficient insurance could expose the Company to substantial damages in connection with product liability claims or product recalls.

ANTI-TAKEOVER CONSIDERATIONS

         The Company's Restated Articles of Incorporation (i) authorize the Company's Board of Directors, without any action by the shareholders, to establish the rights and preferences of up to 3,000,000 shares of undesignated preferred stock (of which 2,700,000 shares remain undesignated as of the date of this Prospectus) and (ii) provide that the affirmative vote of at least two-thirds of the voting power of the shares entitled to vote is necessary in connection with a merger, consolidation or transfer of substantially all of the Company's assets. The Company also is subject to certain "anti-takeover" provisions of the Minnesota Business Corporations Act. In addition, in April 1996 the Company's Board of Directors adopted a Shareholder Rights Plan designated to protect the Company and its shareholders from unsolicited attempts or inequitable offers to acquire the Company. These measures may, in certain circumstances, deter or discourage takeover attempts and other changes in control of the Company not approved by the Board. As a result, the Company's shareholders may lose opportunities to dispose of their shares at the higher prices generally available in takeover attempts or that may be available under a merger proposal. In addition, these measures may have the effect of permitting the Company's current members of the Board to retain their positions and place them in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the business of the Company.

LACK OF PROSPECTIVE DIVIDENDS

         The Company has not paid dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company intends to retain any earnings to finance the development of its business. In addition, as long as shares of Preferred Stock are outstanding, in the event that dividends are paid on the Common Stock, holders of such Preferred Stock shall be entitled to an equivalent dividend on the basis of the number of shares of Common Stock into which the Preferred Stock is then convertible. There can be no assurance that the Company will ever pay cash dividends.

VOLATILITY OF STOCK PRICE

         The market prices for securities of medical device companies have historically been highly volatile, including the market price of shares of the Company's Common Stock. Future announcements by the Company or its competitors, including announcements concerning strategic collaborations, results of clinical testing, technological innovations or new commercial products, changes in government regulations, regulatory actions, health care legislation, proprietary rights, litigation and public concerns as to safety of the Company's or its competitors' products, as well as period-to-period variances in financial results, could cause the market price of the Common Stock to fluctuate substantially for reasons that may be unrelated or disproportionate to the operations of the Company.

                               SELLING SHAREHOLDER

         This Prospectus relates to the offering of 100,000 shares of Common Stock of the Company by the Selling Shareholder named below. The shares being offered by the Selling Shareholder hereunder include 100,000 currently outstanding shares of Common Stock issued to the Selling Shareholder in a private transaction pursuant to a Common Stock Investment Agreement dated as of September 2, 1997 (the "Investment Agreement") between the Company and the Selling Shareholder. The Company agreed to provide registration rights pursuant to the Investment Agreement that require the Company to register the 100,000 shares of Common Stock issued to the Selling Shareholder. The 100,000 shares of Common Stock have been registered hereunder pursuant to such registration rights. The following table sets forth certain information, as of September 16, 1997, and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of the Common Stock by the Selling Shareholder. The Selling Shareholder possesses sole voting and investment power with respect to the shares shown.

                                                                         SHARES BENEFICIALLY
                                                                             OWNED AFTER
                                       SHARES OF COMMON    NUMBER OF        COMPLETION OF
                                      STOCK BENEFICIALLY    SHARES         THE OFFERING (2)
                                      OWNED PRIOR TO THE     BEING    ----------------------------
SELLING SHAREHOLDER                      OFFERING (1)       OFFERED   NUMBER        % OF CLASS (3)
-------------------                      ------------       -------   ------        --------------
Promethean Investment Group, L.L.C.         100,000         100,000      0                 *

--------------------------------------
*        Less than one percent (1%)

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such person or group.

(2) This assumes all shares being offered and registered hereunder are sold, although the Selling Shareholder is not obligated to sell any shares.

(3) Based upon 30,692,383 shares of Common Stock outstanding as of September 16, 1997.


                            VALIDITY OF COMMON STOCK

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly, Minneapolis, Minnesota.

                                     EXPERTS

         The consolidated financial statements of the Company as of July 31, 1996 and 1995, and for each of the three years in the period ended July 31, 1996, incorporated by reference in this Prospectus, have been audited by KPMG Peat Marwick LLP, independent certified public accountants. Such consolidated financial statements have been incorporated by reference in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the consolidated financial statements of the Company issued at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in this Prospectus in reliance upon their report and said authority.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) in connection with the offer and sale of the shares of Common Stock of the registrant covered by this Registration Statement.

     SEC registration fee...................................  $  149.62
     Fees and expenses of counsel for the Company...........   5,000.00
     Fees and expenses of accountants for the Company.......   2,000.00
     Miscellaneous..........................................   1,000.00
          *Total............................................  $8,149.62
                                                              =========

-----------------------

* None of the expenses listed above will be borne by the Selling Shareholder.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. The Company's Restated Articles of Incorporation also require the Company to provide indemnification to the fullest extent of the Minnesota indemnification statute.

         Article V of the Company's Amended Bylaws provides that each director, officer, employee or agent, past or present, of the Company, and each person who serves or may have served at the request of the Company as a director, officer employee or agent of another corporation or employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Company in accordance with, and to the fullest extent permissible by, applicable state law.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

         Pursuant to Section 9(b) of the Registration Rights Exhibit to the Investment Agreement, the directors and officers of the Company are indemnified against certain civil liabilities that they may incur under the Securities Act in connection with this Registration Statement and the related Prospectus.

ITEM 16.      EXHIBITS

         4.1 Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File No. 333-04993)).

         4.2 Articles of Merger, including Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3A to the Company's Registration Statement on Form 8-A registering the Common Stock (File No. 0-17019)).

         4.3 Amendment to the Company's Amended and Restated Articles of Incorporation of the Company (filed herewith).

         4.4 Amended Bylaws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-04993)).

         5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith).

         23.1     Consent of KPMG Peat Marwick LLP (filed herewith).

         23.2     Consent of Oppenheimer Wolff & Donnelly (see Exhibit 5.1).

         24.1 Power of Attorney (included on page II-4 of this Registration Statement).

ITEM 17. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on September 18, 1997.

                                      ANGEION CORPORATION

                                      By /s/ Whitney A. McFarlin
                                         Whitney A. McFarlin
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Whitney A. McFarlin and David L. Christofferson as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all registration statements relating to the transactions covered hereby that may be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 18, 1997 in the capacities indicated.

       SIGNATURE                                    TITLE
       ---------                                    -----

/s/ Whitney A. McFarlin          Chairman of the Board, President and Chief
Whitney A. McFarlin              Executive Officer (principal executive officer)

/s/ David L. Christofferson      Vice President, Chief Financial Officer and
David L. Christofferson          Secretary (principal financial and accounting
                                 officer)

/s/ Arnold A. Angeloni           Director
Arnold A. Angeloni

/s/ Dennis E. Evans              Director
Dennis E. Evans

/s/ Lyle D. Joyce, M.D.          Director
Lyle D. Joyce, M.D., Ph.D.

/s/ Joseph C. Kiser, M.D.        Director
Joseph C. Kiser, M.D.

/s/ Donald Maurer                Director
Donald Maurer

/s/ Dennis L. Sellke             Director
Dennis L. Sellke

/s/ Glen Taylor                  Director
Glen Taylor

                               ANGEION CORPORATION
                EXHIBIT INDEX TO FORM S-3 REGISTRATION STATEMENT

ITEM
 NO.     METHOD OF FILING
 ---     ----------------

4.1 Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3 (File No. 333 04993)).

4.2 Articles of Merger, including Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3A to the Company's Registration Statement on Form 8-A registering the Common Stock (File No. 0-17019)).

4.3 Amendment to the Company's Amended and Restated Articles of Incorporation of the Company (filed herewith).

4.4 Amended Bylaws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-04993)).

5.1      Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith).

23.1     Consent of KPMG Peat Marwick LLP (filed herewith).

23.2     Consent of Oppenheimer Wolff & Donnelly (see Exhibit 5.1).

24.1     Power of Attorney (included on page II-4 of this Registration
         Statement).